UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2024

BLACKROCK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hudson Yards, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $.01 par value	BLK	New York Stock Exchange
1.250% Notes due 2025	BLK25	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 17, 2024, BlackRock, Inc. (“BlackRock”) and its wholly owned subsidiary, BlackRock Funding, Inc. (“BlackRock Funding”), entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which BlackRock Funding agreed to sell to the Underwriters $800,000,000 aggregate principal amount of 4.600% Notes due 2027, $500,000,000 aggregate principal amount of 4.900% Notes due 2035 and $1,200,000,000 aggregate principal amount of 5.350% Notes due 2055 (collectively, the “Notes”), for resale by the Underwriters (the “Offering”) pursuant to the registration statement on Form S-3 (File Nos. 333-278583 and 333-278583-01), filed with the Securities and Exchange Commission on April 9, 2024. The Notes are expected to be issued on or around July 26, 2024, subject to customary closing conditions.

The Notes will be BlackRock Funding’s unsecured and unsubordinated debt obligations and will be fully and unconditionally guaranteed, on a senior unsecured basis, by BlackRock. The net proceeds of the Offering are intended to be used to fund a portion of the cash consideration for BlackRock’s proposed acquisition of Preqin Holding Limited, which is referred to herein as the “Preqin Transaction.” BlackRock currently expects the Preqin Transaction to close before year-end 2024, subject to regulatory approvals and other customary closing conditions. The Offering is not conditioned upon the completion of the Preqin Transaction. The 4.600% Notes due 2027 will be subject to a special mandatory redemption (at a price equal to 101% of the aggregate principal amount of such series of Notes) under certain circumstances if the Preqin Transaction is not consummated.

The Underwriters and their affiliates have provided, and may in the future provide, investment banking, commercial lending, financial advisory and other services for BlackRock. The Underwriters have received customary fees and expenses for these services. In particular, certain of the Underwriters and/or their affiliates are dealers under BlackRock’s commercial paper program. In addition, certain of the Underwriters and/or their affiliates are lenders under BlackRock’s $5.4 billion revolving credit facility maturing in 2029.

The foregoing summary of the Underwriting Agreement is qualified by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

On July 17, 2024, BlackRock also issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated July 17, 2024, among BlackRock Funding, Inc., BlackRock, Inc., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

99.1	Press Release, dated July 17, 2024.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

By:	/s/ R. Andrew Dickson III
R. Andrew Dickson III
Managing Director and Corporate Secretary

Date: July 18, 2024